EXHIBIT 99.1

FOR IMMEDIATE RELEASE
CONTACT: Richard B. Hurd, President and Chief Executive Officer
TELEPHONE: (414) 421-8200

1895 BANCORP OF WISCONSIN, INC. ANNOUNCES MEMBER APPROVAL OF PLAN OF REORGANIZATION

Greenfield, Wisconsin, December 21, 2018: 1895 Bancorp of Wisconsin, Inc. (the "Company"), the proposed holding company for PyraMax Bank, FSB (the "Bank"), announced today that the Bank's members approved the Plan of Reorganization From a Mutual Savings Bank To a Mutual Holding Company and Stock Issuance Plan, pursuant to which the Bank will reorganize into the mutual holding company structure and the Company will issue shares of its common stock.  At the closing of the reorganization and offering the Bank will become a wholly-owned subsidiary of the Company, and the Company will issue 45% of its to be outstanding shares to eligible depositors and a newly formed charitable foundation, and 55% of its shares to 1895 Bancorp of Wisconsin, MHC, a federal mutual holding company.

The Company also announced that based upon preliminary results, the subscription offering that closed on December 13, 2018 received orders that total between the minimum and midpoint of the offering range.  Therefore, it is expected that valid stock orders from eligible depositors in the subscription offering will be filled.  It is further expected that the ESOP will receive shares in the subscription offering and that there will be no community offering. The Company is currently processing orders and will provide further information as soon as it is available.

The number of shares to be sold in connection with the stock offering will be based on a final appraisal and receipt of final regulatory approval. The Company expects that the offering will close sometime in early to mid-January 2019 and will begin trading the following business day on the Nasdaq Capital Market under the symbol "BCOW". Additional information regarding the stock offering may be obtained by contacting the Stock Information Center at 1-(877) 643-8217. The Stock Information Center is open Monday through Friday, between 9:00 a.m. and 3:00 p.m., Central Time.

Luse Gorman, PC, Washington, D.C., served as special counsel to the Company and the Bank for the reorganization and offering.  Keefe, Bruyette & Woods, Inc., a Stifel Company, acted as selling agent in the subscription offering and served as financial advisor to the Company and the Bank in connection with this reorganization and stock offering.  Silver, Freedman, Taff & Tiernan LLP, Washington, D.C., served as counsel to Keefe, Bruyette & Woods, Inc. for the reorganization and offering.

PyraMax Bank, FSB was established in 1895 and conducts its business from its headquarters in Greenfield, Wisconsin.  Its banking office network currently has six full service banking offices in Milwaukee County, two full service banking offices in Waukesha County and one full service banking office in Ozaukee County, Wisconsin.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not deposits or savings accounts, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

            This release contains certain forward-looking statements based on current expectations, estimates and projections about the Company's industry, and management's beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Therefore, actual results may differ materially from those expressed or forecast in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or otherwise.